I.D. Systems Completes Keytroller Acquisition,

Strengthening Market Position and Fueling Growth Potential

Combined company is a global leader in forklift telematics and other industrial truck management technology.

Woodcliff Lake, NJ — August 1, 2017 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of mobile asset management technology and solutions for the Industrial Internet of Things, has completed its acquisition of Keytroller, LLC, a manufacturer and marketer of electronic products for managing forklifts, construction vehicles, and other industrial equipment.

Combined, the companies have installed hundreds of thousands of management devices on forklifts and other industrial trucks in more than a dozen countries around the world. I.D. Systems markets its flagship PowerFleet® system primarily to end users and lift truck OEMs as a premier solution for global enterprises with large fleets of equipment across multiple sites. Keytroller markets its broad line of forklift management devices mainly through a large network of lift truck dealers, offering solutions for many different fleet sizes at a wide range of price points.

“One of the most important advantages the acquisition of Keytroller gives us, is now we can truly offer the perfect solution to any customer—no matter how large or small their fleet is, what problem they are trying to solve, or what budget they have to work with,” said I.D. Systems CEO Chris Wolfe. “In addition, together, I.D. Systems and Keytroller give customers the best option as an OEM-independent provider of forklift management technology. It’s vital for a fleet management system to work seamlessly across all makes, models and types of industrial trucks.”

“Keytroller and I.D. Systems complement each other incredibly well,” said Keytroller president Terry Wickman, who will stay on as an I.D. Systems executive vice president and run Keytroller as an independent division. “Our product mix and technologies cover everything a forklift fleet manager could want, soup to nuts, and our distribution channels have minimal conflicts. We rarely compete head-to-head. Joining together is a win-win for our companies, our partners, and our end users—all of us will benefit from a broader choice of solutions and a larger, more capable service and support organization.”

In 2016, I.D. Systems recorded revenue of $36.8 million, while Keytroller generated $6.6 million in revenue and net income of $1.5 million. Keytroller has achieved average annual revenue growth of more than 25% per year over the past three years.

Unmatched Single Source of Industrial Truck Management Solutions

Keytroller has earned a reputation in the material handling industry as an innovative provider of forklift access control/monitoring systems, speed controllers, forklift scales, truck-mounted cameras, impact sensors, wireless hour meters, pedestrian safety systems, and other electronic devices. The company offers about 40 different products, providing good/better/best functionality and pricing.

By adding Keytroller’s mid-range and economy products to I.D. Systems’ market-leading PowerFleet® industrial truck management system, the combined company’s offerings form an unmatched single source of fleet management technology for industrial truck owners and operators.

The acquisition of Keytroller also gives I.D. Systems a new source of industrial truck usage data for its PowerFleet IQ® analytics database, enhancing the value of that tool for multi-site enterprises. Joining forces also opens new potential opportunities for the two companies to cross-sell to each other’s customers and consolidate and streamline product development.

Business Continuity and Growth

Because Keytroller has enjoyed profitable growth in recent years, there will be no radical changes to the way it conducts business. While I.D. Systems expects to benefit from some operational and cost synergies, Keytroller will run as an independent division led by the company’s founder, Terry Wickman.

I.D. Systems, Inc.	CONFIDENTIAL

“Acquiring Keytroller was a rare opportunity for I.D. Systems to grow inorganically in the industrial truck management business,” added Wolfe. “We expect to reap both immediate benefits—from a business already running profitably today—and long-term benefits, such as a more predictable, profitable revenue stream from a much more diverse customer base.

“Together, we believe I.D. Systems and Keytroller are unquestionably the world’s number one provider of forklift management solutions,” concluded Wickman. “We are eager to show how easy and affordable it is to get exactly the right solution for industrial truck management—at the right price—for safer, smarter, more successful material handling operations.”

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including rental cars, industrial vehicles, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2016. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contacts

Ned Mavrommatis, CFO

ned@id-systems.com

201-996-9000

Liolios Group, Inc.

Matt Glover

IDSY@liolios.com

949-574-3860

I.D. Systems, Inc.	CONFIDENTIAL